UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 13, 2014

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 13, 2014 (the “Closing Date”), ACRC Lender ML LLC (“ACRC”), a subsidiary of Ares Commercial Real Estate Corporation (the “Company”), entered into a $180.0 million revolving master repurchase facility (the “ML Facility”) with Metropolitan Life Insurance Company (“ML”), pursuant to which ACRC may sell, and later repurchase, commercial mortgage loans meeting defined eligibility criteria which are approved by ML in its sole discretion (“Eligible Assets”). The initial maturity date of the ML Facility is August 12, 2017, subject to two annual extensions at ACRC’s option, subject to satisfaction of certain conditions, including payment of an extension fee. ACRC paid ML a commitment fee on the Closing Date. The initial purchase price paid by ML for any Eligible Asset is based on a specified percentage of the relevant value under the ML Facility.  The price differential (or interest rate) on the ML Facility is one-month LIBOR plus 2.35%, excluding amortization of commitment and make-whole fees. ACRC will pay ML, if applicable, an annual make-whole fee equal to the amount by which the aggregate price differential paid over the term of the ML Facility is less than the defined minimum price differential, unless certain conditions are met.

The ML Facility is fully guaranteed by the Company. The agreements governing the ML Facility contain various representations and warranties, and impose certain covenants on ACRC and the Company with respect to, among other things, limitations on indebtedness, distributions and dividends and dispositions of assets as well as maintenance of certain ratios of debt to net worth, fixed charges and other financial conditions, and if certain specific debt yield, loan to value or other credit based tests are not met with respect to assets on the ML Facility, the Company may be required to repay certain amounts under the ML Facility.

The foregoing description of the ML Facility is only a summary of certain material provisions of the agreements relating to the ML Facility and is qualified in its entirety by reference to a copy of such agreements, which are filed herewith as Exhibits 10.1 and 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit Number	Exhibit Description
10.1	Master Repurchase Agreement, dated as of August 13, 2014, between ACRC Lender ML LLC, as seller, and Metropolitan Life Insurance Company, as buyer.
10.2	Guaranty, dated as of August 13, 2014, by Ares Commercial Real Estate Corporation in favor of Metropolitan Life Insurance Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2014

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Vice President and Secretary

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Master Repurchase Agreement, dated as of August 13, 2014, between ACRC Lender ML LLC, as seller, and Metropolitan Life Insurance Company, as buyer.
10.2	Guaranty, dated as of August 13, 2014, by Ares Commercial Real Estate Corporation in favor of Metropolitan Life Insurance Company.